Exhibit 99

                                                                              NATIONAL FUEL GAS
                                                                      CONSOLIDATED STATEMENTS OF INCOME
                                                                                 (UNAUDITED)

                                                                             Twelve Months Ended
                                                                                  June 30
                                                       ----------------------------------------------------------------

                                                                        2003                       2002
                                                                           (Thousands of Dollars)

INCOME
Operating Revenues                                                      $ 1,982,911              $ 1,469,789
                                                                 -------------------          ---------------

Operating Expenses
             Purchased Gas                                                  918,982                  469,170
             Fuel Used in Heat and Electric Generation                       61,029                   49,826
             Operation and Maintenance                                      379,854                  392,138
             Property, Franchise and Other Taxes                             80,363                   72,193
             Depreciation, Depletion and Amortization                       190,861                  183,197
             Impairment of Oil and Gas Producing Properties                  31,812                  180,781
             Income Taxes - Net                                              88,823                   (3,432)
                                                                 -------------------          ---------------
                                                                          1,751,724                1,343,873
                                                                 -------------------          ---------------

Operating Income                                                            231,187                  125,916
Operations of Unconsolidated Subsidiaries:
       Income (Loss)                                                          1,135                      292
       Impairment of Investment in Partnership                                    -                  (15,167)
                                                                 -------------------          ---------------
                                                                              1,135                  (14,875)
                                                                 -------------------          ---------------
Other Income                                                                  7,720                    6,173
                                                                 -------------------          ---------------
Income Before Interest Charges and Minority
       Interest in Foreign Subsidiaries                                     240,042                  117,214
                                                                 -------------------          ---------------

Interest Charges
             Interest on Long-Term Debt                                      91,999                   89,113
             Other Interest                                                  12,522                   13,782
                                                                 -------------------          ---------------
                                                                            104,521                  102,895
                                                                 -------------------          ---------------

Minority Interest in Foreign Subsidiaries                                      (955)                    (891)
                                                                 -------------------          ---------------

Income Before Cumulative Effect of Changes in Accounting                    134,566                   13,428
Cumulative Effect of Changes in Accounting                                   (8,892)                       -
                                                                 -------------------          ---------------

Net Income Available for Common Stock                                  $    125,674              $    13,428
                                                                 ===================          ===============

Earnings Per Common Share:
     Basic:
             Income Before Cumulative Effect of
              Changes in Accounting                                    $       1.67              $      0.17
             Cumulative Effect of Changes in Accounting                       (0.11)                       -
                                                                 -------------------         ----------------

             Net Income Available for Common Stock                     $       1.56              $      0.17
                                                                 ===================          ===============
     Diluted:
             Income Before Cumulative Effect of
              Changes in Accounting                                    $       1.66              $      0.17
             Cumulative Effect of Changes in Accounting                       (0.11)                       -
                                                                 -------------------          ---------------

             Net Income Available for Common Stock                     $       1.55              $      0.17
                                                                 ===================          ===============

Weighted Average Common Shares Outstanding:
             Used in Basic Calculation                                   80,515,018               79,609,025
                                                                 ===================          ===============
             Used in Diluted Calculation                                 80,909,655               80,629,229
                                                                 ===================          ===============